EXHIBIT 99.1

LANTRONIX REPORTS RESULTS FOR THE FISCAL YEAR AND FOURTH FISCAL QUARTER ENDED JUNE 30, 2008
ANNUAL DEVICE NETWORKING NET REVENUES GROW BY 11%

IRVINE, Calif., September 11, 2008 -- Lantronix, Inc. (Nasdaq: LTRX), a leader in device networking and data center management technologies, today announced financial results for the fiscal year and fourth fiscal quarter ended June 30, 2008.

Highlights for the Fiscal Year Ended June 30, 2008

•	Total net revenues were $57.6 million for the fiscal year ended 2008, an increase of 4%, compared to $55.3 million for the fiscal year ended 2007;

•	Device networking net revenues were $53.7 million for the fiscal year ended 2008, an increase of 11%, compared to $48.6 million for the fiscal year ended 2007;

•
Implemented restructuring plans in June and July 2008 to optimize Lantronix’s organizational structure and drive profitability and growth. Along with other expense reductions, these measures are expected to reduce annualized cash expenses by approximately $3.0 million;

•
Inventories, net, were $8.0 million as of June 30, 2008, a decrease of 27% or $3.0 million, compared to $11.0 million as of June 30, 2007. Accounts payable were $7.7 million as of June 30, 2008, a decrease of 30% or $3.3 million, compared to $11.0 million as of June 30, 2007;

•	Appointed Jerry Chase President and Chief Executive Officer. Lantronix also appointed Mr. Chase to the Company’s Board of Directors in February 2008;

•	Appointed Lewis Solomon, Chairman of Harmonic Lightwave (NASDAQ: HLIT), as a member of its Board of Directors in May 2008;

•	Appointed Larry Sanders, director of Xantrex Technology, Inc, as a member of its Board of Directors in December 2007;

•	Appointed Thomas M. Wittenschlaeger, Chairman and CEO of Raptor Networks Technology, Inc., as a member of its Board of Directors in September 2007;

•	Appointed Bernhard Bruscha, founder and former Chairman of Lantronix, as a member of its Board of Directors in August 2007;

•	Appointed Curt Brown, former Executive Vice President of Research and Development of the Company, as a member of its Board of Directors in August 2007;

•
Announced ManageLinx™, a ground-breaking remote product service-enablement platform which provides secure remote access to firewall-protected devices and ties the Company’s network connectivity and remote IT management technology solutions into one, complete offering;

•	Launched an award winning business partner program that rewards channel partners for their commitment to Lantronix and strengthens ongoing business relationships.

“We are pleased to report annual net revenue growth in what has been described as a soft U.S. economy, driven in large part by an 11% increase in device networking revenues and strong international growth,” said Jerry Chase, President and CEO of Lantronix. “Demand continues to be driven globally by customers seeking to differentiate their products, deploy new applications and generate new revenue streams.”

“The restructuring plans we implemented this summer streamlined our organization enabling us to be more responsive to customers, drive profitability and focus on our responsibilities to our shareholders,'' said Jerry Chase, President and CEO. “This difficult, but necessary step is a reflection of our strong commitment to non-GAAP profitability and positive cash flow. We can now focus our efforts on improving and expanding our product lines, and accelerating our growth and profitability.”

Financial Results for the Fiscal Year Ended June 30, 2008

Total net revenues were $57.6 million for the fiscal year ended 2008, an increase of 4%, compared to $55.3 million for the fiscal year ended 2007. Net loss computed in accordance with U.S. generally accepted accounting principles (GAAP) was ($2.5) million, or ($0.04) per share, for the fiscal year ended 2008 compared to GAAP net loss of ($1.7) million, or ($0.03) per share, for the fiscal year ended 2007. The GAAP net loss for the fiscal year ended 2008 included a restructuring charge of $757,000. The GAAP net loss for the fiscal year ended 2007 included a gain on the sale of a long-term investment of $700,000.

In addition to GAAP results, Lantronix reports adjusted net income (loss), referred to as “non-GAAP net income (loss).” A discussion of Lantronix’s use of these non-GAAP financial measures is set forth below. Reconciliations of GAAP net income to non-GAAP net income for the fiscal quarters and years ended June 30, 2008 and 2007, respectively, appear in the financial statements portion of this release.

Non-GAAP net income computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was $97,000 for the fiscal year ended 2008 compared to a non-GAAP net loss of ($468,000) for the fiscal year ended 2007.

Net revenue for the Americas region was $33.2 million for the fiscal year ended 2008, a decrease of 5%, compared to $35.0 million for the fiscal year ended 2007. Net revenue for the Europe, Middle East and Africa (EMEA) region was $16.6 million for the fiscal year ended 2008, an increase of 19%, compared to $14.0 million for the fiscal year ended 2007. Net revenue for the Asia Pacific region was $7.8 million for the fiscal year ended 2008, an increase of 22%, compared to $6.4 million for the fiscal year ended 2007. As a percentage of net revenues, the Americas, EMEA and Asia Pacific regions were 58%, 29% and 13%, respectively, for the fiscal year ended 2008 compared to 63%, 25% and 12%, respectively, for the fiscal year ended 2007.

Gross profit margin was 50.5% for the fiscal year ended 2008, compared to 51.2% for the fiscal year ended 2007. The decrease in gross profit margin percent was primarily attributable to an increase in certain inventory reserves in connection with a review of our product offerings as part of our efforts to simplify our product portfolio by discontinuing slow-moving and non-strategic products.

Selling, general and administrative expense was $23.9 million for the fiscal year ended 2008 compared to $23.2 million for the fiscal year ended 2007.

Research and development expense was $6.9 million for the fiscal year ended 2008 compared to $7.4 million for the fiscal year ended 2007.

Total operating expenses were $31.7 million for the fiscal year ended 2008 compared to $30.8 million for the fiscal year ended 2007. Operating expenses for the fiscal year ended 2008 included a restructuring charge of $757,000.

Highlights for the Fourth Fiscal Quarter ended June 30, 2008

•	Total net revenues were $14.7 million for the fourth fiscal quarter of 2008 compared to $14.7 million for the fourth fiscal quarter of 2007;

•	Device networking net revenues were $14.1 million for the fourth fiscal quarter of 2008, an increase of 9%, compared to $12.9 million for the fourth fiscal quarter of 2007;

•
Launched updated website, which offers a simplified interface to help visitors better understand the full range of Lantronix's products and platforms. New sales tools, including a library of product marketing videos, case studies and tutorials, are available to clearly explain the benefits of Lantronix technology, including maximized efficiencies, improved processes and greater business intelligence based on real-time information;

•
Announced the availability of “The Maturity of Remote Product Service”, a research report recently published by Aberdeen Group, a Harte-Hanks Company (NYSE:HHS). Sponsored by Lantronix and validating the market need for our ManageLinx solution, Aberdeen's benchmark survey of 150 customers reported that in an extremely competitive service landscape, best-in-class service firms are turning to remote product solutions (RPS) to increase the efficiency of their service organizations, to deliver better service and to increase customer availability, while more efficiently managing service-related costs.

Financial Results for the Fourth Fiscal Quarter ended June 30, 2008

Net revenues were $14.7 million for the fourth fiscal quarter of 2008 compared to $14.7 million for the fourth fiscal quarter of 2007. GAAP net loss was ($1.4) million, or ($0.02) per share, for the fourth fiscal quarter of 2008 compared to a GAAP net loss of ($89,000), or ($0.00) per share, for the fourth fiscal quarter of 2007. The GAAP net loss for the fourth fiscal quarter of 2008 included a restructuring charge of $757,000.

Non-GAAP net loss computed with the adjustments to GAAP reporting set forth in the attached reconciliation, was ($70,000) for the fourth fiscal quarter of 2008 compared to non-GAAP net income of $363,000 for the fourth fiscal quarter of 2007.

Net revenue for the Americas region was $8.0 million for the fourth fiscal quarter of 2008, a decrease of 15%, compared to $9.5 million for the fourth fiscal quarter of 2007. Net revenue for EMEA region was $4.9 million for the fourth fiscal quarter of 2008, an increase of 30%, compared to $3.8 million for the fourth fiscal quarter of 2007. Net revenue for the Asia Pacific region was $1.8 million for the fourth fiscal quarter of 2008, an increase of 23%, compared to $1.4 million for the fourth fiscal quarter of 2007. As a percentage of net revenues, the Americas, EMEA and Asia Pacific regions were 55%, 33% and 12%, respectively, for the fourth fiscal quarter of 2008 compared to 64%, 26% and 10%, respectively, for the fourth fiscal quarter of 2007.

Gross profit margin was 50.5% for the fourth fiscal quarter of 2008, compared to 50.8% for the fourth fiscal quarter of 2007.

Selling, general and administrative expense was $6.3 million for the fourth fiscal quarter of 2008 compared to $5.7 million for the fourth fiscal quarter of 2007.

Research and development expense was $1.7 million for the fourth fiscal quarter of 2008 compared to $1.9 million for the fourth fiscal quarter of 2007.

Total operating expenses were $8.8 million for the fourth fiscal quarter of 2008 compared to $7.6 million for the fourth fiscal quarter of 2007. Operating expenses for the fourth fiscal quarter of 2008 included a restructuring charge of $757,000.

Balance Sheet Highlights

Cash and cash equivalents were $7.4 million as of June 30, 2008, a decrease of $148,000 compared to $7.6 million as of June 30, 2007.

Accounts receivable, net, were $4.2 million as of June 30, 2008, an increase of $755,000 compared to $3.4 million as of June 30, 2007.

Inventories, net, were $8.0 million as of June 30, 2008, a decrease of $3.0 million compared to $11.0 million as of June 30, 2007.

Accounts payable were $7.7 million as of June 30, 2008, a decrease of $3.3 million compared to $11.0 million as of June 30, 2007.

Working capital was $5.7 million as of June 30, 2008, an increase of $99,000 compared to $5.6 million as of June 30, 2007.

Other Highlights

During September 2008, Lantronix announced that it entered into an amendment to its Loan and Security Agreement (the “Loan Agreement”) with Silicon Valley Bank, which provides for a three-year $2 million Term Loan and a two-year $3 million Revolving Credit Facility.

“This Loan Agreement exemplifies our strong relationship with Silicon Valley Bank and reflects our commitment to non-GAAP profitability and positive cash flow,” said Reagan Y. Sakai, Chief Financial Officer. “Our working capital initiatives have resulted in annual reductions to net inventories and accounts payable of $3.0 million and $3.3 million, respectively, and the addition of the Term Loan is a logical step towards meeting our anticipated working capital requirements.”

NASDAQ Listing Compliance

On June 25, 2008, the Company received a letter from The NASDAQ Stock Market stating that the Company has been provided an additional 180 calendar days, or until December 22, 2008 to regain compliance with the $1.00 minimum per share requirement for continued listing as set forth in NASDAQ Marketplace Rule 4310(c)(4) (the “Rule”). The NASDAQ letter notes that while Lantronix’s common stock (the “Common Stock”) had not regained compliance with the Rule within the 180 calendar days granted the Company in the initial letter from The NASDAQ Stock Market on December 26, 2007, the Company meets all other initial listing criteria for The NASDAQ Capital Market as set forth in Marketplace Rule 4310(c)(8)(D) and is therefore eligible for an extension.

The NASDAQ letter has no effect on the listing of the Common Stock at this time.  If the Company is not able to demonstrate compliance with the Rule by December 22, 2008 Lantronix will be notified that its common stock will be delisted. At that time, the Company may appeal the determination to delist its common stock.

Discussion of Non-GAAP Financial Measures

Non-GAAP net income (loss) consists of net income (loss) excluding share-based compensation, depreciation and amortization, litigation settlement, interest income (expense), other income (expense), income tax provision (benefit), as well as charges and gains that are driven primarily by discrete events that management does not consider to be directly related to the company's core operating performance.

Lantronix believes that the presentation of non-GAAP net income (loss) provides important supplemental information to management and investors regarding financial and business trends relating to the company's financial condition and results of operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Conference Call and Webcast

Management will conduct a conference call with simultaneous webcast on Wednesday, September 17, 2008 at 5:00 p.m. Eastern time. President and Chief Executive Officer Jerry Chase and Chief Financial Officer Reagan Sakai will be on the call to discuss the fiscal year and fourth fiscal quarter results and answer questions.

Interested parties may participate in the conference call by dialing 800-322-2803 (International dial-in 617-614-4925) and entering passcode 79664432. The live webcast of the conference call may be accessed by visiting About Us: Investor Relations: Presentations at the Lantronix web site at http://www.lantronix.com.

A telephonic replay of the conference call will be available through October 17, 2008 by dialing 888-286-8010 (international dial-in 617-801-6888) and entering passcode 93208588. The webcast will be archived on the Company's web site for twelve months.

About Lantronix

Lantronix, Inc. (Nasdaq: LTRX) is a global leader of secure communication technologies that simplify remote access, management, and control of virtually any electronic device. Our innovative solutions enable businesses to make better decisions based on real-time information and help gain a competitive advantage by generating new revenue streams, improving productivity and increasing efficiency and profitability. Easy to integrate and deploy, Lantronix product families include: DeviceLinx™ - remote connectivity and control solutions for electronic equipment via the Internet;  ManageLinx™ -  a powerful application services platform providing secure remote access to firewall-protected equipment; and SecureLinx™ - providing secure, remote management of IT equipment via the Internet. With nearly 20 years of networking experience, Lantronix solutions are used in every major vertical market including security, industrial and building automation, medical, transportation, retail/POS, financial, government, consumer electronics/appliances, IT/data center, and pro-AV/signage. The company’s headquarters are located in Irvine, Calif. For more information, visit www.lantronix.com <http://www.lantronix.com/>

This news release contains forward-looking statements, including statements concerning our future business plans and focus. These forward-looking statements are based on current management expectations and are subject to risks and uncertainties that could cause actual reported results and outcomes to differ materially from those expressed in the forward-looking statements. Factors that could cause our expectations and reported results vary, include, but are not limited to: final accounting adjustments and results; quarterly fluctuations in operating results; our ability to identify and profitably develop new products that will be attractive to its target markets, including products in our device networking business and the timing and success of new product introductions; changing market conditions and competitive landscape; government and industry standards; market acceptance of our products by our customers; pricing trends; actions by competitors; future revenues and margins; changes in the cost or availability of critical components; unusual or unexpected expenses; and cash usage including cash used for product development or strategic transactions; and other factors that may affect financial performance. For a more detailed discussion of these and other risks and uncertainties, see our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 and our Annual Report on Form 10-K for the year ended June 30, 2007. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contact:

Lantronix, Inc.
Reagan Y. Sakai, Chief Financial Officer
(949) 453-3990

– Tables to Follow –

LANTRONIX, INC.
Unaudited Consolidated Statements of Operations
(In thousands, except per share data)

	Three Months Ended June 30,		Years Ended June 30,
	2008	2007	2008	2007

Net revenue (1)	$14,714	$14,710	$57,586	$55,306
Cost of revenue	7,284	7,241	28,518	26,964
Gross profit	7,430	7,469	29,068	28,342
Operating expenses:
Selling, general and administrative	6,300	5,687	23,892	23,243
Research and development	1,711	1,864	6,944	7,362
Restructuring charge	757	-	757	-
Litigation settlement cost	-	-	-	90
Amortization of purchased intangible assets	18	18	72	72
Total operating expenses	8,786	7,569	31,665	30,767
Loss from operations	(1,356)	(100)	(2,597)	(2,425)
Interest expense, net	(31)	(9)	(150)	(13)
Other income, net	5	16	120	749
Loss before income taxes	(1,382)	(93)	(2,627)	(1,689)
Provision (benefit) for income taxes	(8)	(4)	(119)	34
Net loss	$(1,374)	$(89)	$(2,508)	$(1,723)

Net loss per share (basic and diluted)	$(0.02)	$(0.00)	$(0.04)	$(0.03)

Weighted average shares (basic and diluted)	60,312	59,879	60,134	59,603

(1) Includes net revenue from related party	$276	$283	$974	$1,073

LANTRONIX, INC.
Unaudited Consolidated Balance Sheets
(In thousands, except  share and per share data)

	June 30,	June 30,
	2008	2007

Assets
Current Assets:
Cash and cash equivalents	$7,434	$7,582
Marketable securities	-	97
Accounts receivable (net of allowance for doubtful accounts of
$173 and $105 at June 30, 2008 and 2007, respectively)	4,166	3,411
Inventories, net	8,038	10,981
Contract manufacturers' receivable	676	1,270
Prepaid expenses and other current assets	566	578
Total current assets	20,880	23,919

Property and equipment, net	2,271	1,911
Goodwill	9,488	9,488
Purchased intangible assets, net	382	485
Officer loans (net of allowance of $3,115 at June 30, 2008 and 2007)	94	129
Other assets	50	26
Total assets	$33,165	$35,958

Liabilities and stockholders' equity
Current Liabilities:
Accounts payable	$7,684	$11,017
Accrued payroll and related expenses	2,203	1,993
Warranty reserve	342	446
Restructuring reserve	744	-
Accrued settlements	-	1,068
Other current liabilities	4,221	3,808
Total current liabilities	15,194	18,332
Long-term liabilities	210	256
Long-term capital lease obligations	515	142

Commitments and contingencies

Stockholders' equity:
Preferred stock, $0.0001 par value; 5,000,000 shares authorized;
none issued and outstanding	-	-
Common stock, $0.0001 par value; 200,000,000 shares authorized;
60,312,363 and 59,879,488 shares issued and outstanding at
June 30, 2008 and 2007, respectively	6	6
Additional paid-in capital	187,626	184,953
Accumulated deficit	(170,907)	(168,173)
Accumulated other comprehensive income	521	442
Total stockholders' equity	17,246	17,228
Total liabilities and stockholders' equity	$33,165	$35,958

LANTRONIX, INC.
Unaudited Reconciliation of Non-GAAP Adjustments
(In thousands)

	Three Months Ended June 30,		Years Ended June 30,
	2008	2007	2008		2007

GAAP net loss	$(1,374)	$(89)	$(2,508)		$(1,723)
Non-GAAP adjustments:
Cost of revenues:
Share-based compensation	20	28	99		89
Depreciation and amortization	38	17	156		75
Total adjustments to cost of revenues	58	45	255		164
Selling, general and adminstrative:
Share-based compensation	259	219	846		922
Depreciation and amortization	97	77	368		289
Total adjustments to selling, general and administrative	356	296	1,214		1,211
Research and development:
Share-based compensation	81	93	341		379
Depreciation and amortization	16	11	55		41
Total adjustments to research and development	97	104	396		420
Restructuring charge	757	-	757		-
Litigation settlement cost	-	-	-		90
Amortization of purchased intangible assets	18	18	72		72
Interest income (expense), net	31	9	150		13
Other income (expense), net	(5)	(16)	(120)	(1)	(749)	(2)
Provision (benefit) for income taxes	(8)	(4)	(119)		34
Total non-GAAP adjustments	1,304	452	2,605		1,255
Non-GAAP net income (loss)	$(70)	$363	$97		$(468)

(1) Includes other income of $104,000 related to a gain on sale of investment.
(2) Includes other income of $700,000 related to a gain on sale of investment.

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